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                                                                   EXHIBIT 10.05

                          TRANSITION SUPPORT AGREEMENT

         THIS AGREEMENT for the performance of corporate services is executed and made effective as of July 31, 1997, between Equifax Inc., a Georgia corporation ("Equifax"), and ChoicePoint Inc., a Georgia corporation ("ChoicePoint").

         WHEREAS, Equifax, through the operation of its Insurance Services Group, is engaged in the business of providing information for insurance underwriting purposes;

         WHEREAS, the Board of Directors of Equifax has determined that it would be advisable and in the best interests of Equifax and its shareholders for Equifax to contribute its insurance services businesses, operations, assets and liabilities (collectively, the "Business") to ChoicePoint in exchange for ChoicePoint common stock and to thereafter distribute all of the outstanding shares of ChoicePoint's common stock on a pro rata basis to the holders of Equifax's common stock (the "Distribution") pursuant to a Distribution Agreement, dated as of the date hereof, between Equifax and ChoicePoint (the "Distribution Agreement");

         WHEREAS, the parties intend that the transactions described herein will be effective at the Effective Time (as defined in the Distribution Agreement); and

         WHEREAS, the parties hereto deem it to be appropriate and in the best interests of the parties that they provide certain services to each other on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Description of Services.

                  (a) Equifax shall, subject to the terms and provisions of this
Agreement: (i) provide ChoicePoint with general services of a financial, technical, commercial, administrative and/or advisory nature, with respect to the Business, as set forth on Exhibits A through I hereto and (ii) render such other specific services as ChoicePoint may from time to time reasonably request, subject to Equifax's sole discretion and its being in a position to supply such additional services at the time of such request.

                  (b) ChoicePoint shall, subject to the terms and provisions of this Agreement: (i) provide Equifax with services as set forth on Exhibit J hereto and (ii) render such other services as Equifax may from time to time reasonably request, subject to ChoicePoint's sole discretion and its being in a position to supply such additional services at the time of the request.



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         Each of Equifax and ChoicePoint, as the case may be, shall use commercially reasonable efforts to provide the services described in the exhibits hereto and to transition from using the services provided by the other under this Agreement on or prior to the termination of the term for the provision of such services. Additionally, each of Equifax and ChoicePoint agree that they shall use commercially reasonable efforts to assist, as necessary, in the development of the respective transition plans described in the exhibits hereto and shall provide assistance and training to the other as may be necessary to assure a smooth and orderly transition.

         2. Consideration for Services. ChoicePoint shall pay Equifax for all the services described on Exhibits A through I and Equifax shall pay ChoicePoint for all the services described on Exhibit J at the rates specified on each such exhibit.

         3. Terms of Payment. Within fifteen (15) business days after the end of each month during the term of this Agreement, Equifax will submit a written invoice to ChoicePoint and ChoicePoint will submit a written invoice to Equifax for service fees for the immediately preceding month together with an accounting of the charges for the immediately preceding month's services. Within five (5) business days after the receipt of such invoices, Equifax and ChoicePoint, as the case may be, will remit payment of the full amount of such invoices to the other in the manner provided below. Interest shall accrue at a rate of 8% per annum on any amounts not received by the party providing the service hereunder within five (5) business days after receipt by the other of the invoice. The amount of any monthly service fee shall be prorated to correspond with the portion of a given month for which services were actually rendered.

         4. Method of Payment. All amounts payable by ChoicePoint and Equifax for the services rendered by the other pursuant to their Agreement shall be remitted to Equifax or ChoicePoint, as the case may be, in United States dollars in the form of a wire transfer.

         5. WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE.

         6.       Liability; Indemnification; Dispute Resolution.

                  (a) In no event shall either Equifax or ChoicePoint have any liability, whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect or incidental loss or damage suffered by the other arising from or related to this Agreement, including without limitation, loss of data, profits, interest or revenue, or interruption of business, even if the party providing the services hereunder is advised of the possibility of such losses or damages.




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                  (b) The limitations set forth in Section 6(a) above shall not apply to liabilities which may arise as the result of willful misconduct or gross negligence of the party providing the services hereunder.

                  (c) Effective as of the date of this Agreement, ChoicePoint shall indemnify, defend and hold harmless Equifax and its affiliates and their respective directors, officers, employees and agents (the "Equifax Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all actions or threatened actions) ("Indemnifiable Losses") incurred or suffered by any of the Equifax Indemnitees arising from, related to or associated with (i) Equifax's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of the Equifax Indemnitees and (ii) the gross negligence or willful misconduct of ChoicePoint in furnishing or failing to furnish the services to be provided by ChoicePoint in this Agreement, provided however, in no event shall ChoicePoint be obligated to indemnify the Equifax Indemnitees (taken together) under this Section 6(c) for Indemnifiable Losses arising out of ChoicePoint's gross negligence in an amount in excess of three times the service fee charged for the category of service related to the Indemnifiable Loss in the month in which the act or failure to act by ChoicePoint that gave rise to such Indemnifiable Loss occurs.

                  (d) Effective as of the date of this Agreement, Equifax shall indemnify, defend and hold harmless ChoicePoint and its affiliates and their respective directors, officers, employees and agents (the "ChoicePoint Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the ChoicePoint Indemnitees arising from, related to or associated with (i) ChoicePoint's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of the ChoicePoint Indemnitees, and (ii) the gross negligence or willful misconduct of Equifax in furnishing or failing to furnish the services to be provided by Equifax to ChoicePoint in this Agreement, provided however, in no event shall Equifax be obligated to indemnify the ChoicePoint Indemnitees (taken together) under this Section 6(d) for Indemnifiable Losses arising out of Equifax's gross negligence in an amount in excess of three times the service fee charged for the category of service related to the Indemnifiable Loss in the month in which the act or failure to act by Equifax that gave rise to such Indemnifiable Loss occurs.

                  (e) Any disputes arising under this Agreement shall be resolved in accordance with Section 15.10 of the Distribution Agreement.

         7.       Termination.

                  (a) Each category of service provided under this Agreement shall terminate at the end of the period set forth on Exhibit K, provided that certain categories



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of service identified on Exhibit K may be extended for one 90 day period at the request of the party receiving the service.

                  (b) Notwithstanding Section 7(a) above, except as otherwise set forth on a particular exhibit hereto, either Equifax or ChoicePoint may, at its option, upon no less than sixty (60) days prior written notice to the other (or such other period as the parties may mutually agree in writing), direct the other to no longer provide a particular category of service.

                  (c) Notwithstanding Sections 7(a) and 7(b) above, except as otherwise set forth on a particular exhibit, this Agreement may be terminated in its entirety in accordance with the following:

                      (i)   Upon written agreement of the parties;

                      (ii) By either ChoicePoint or Equifax for material breach by the other of any of the terms hereof if the breach is not cured within thirty (30) calendar days after written notice of breach is delivered to the breaching party;

                      (iii) By either ChoicePoint or Equifax, upon written notice to the other if the other shall become insolvent or shall make an assignment of substantially all of its assets for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy;

                      (iv) By Equifax, upon written notice to ChoicePoint, if, for any reason, the ownership or control of ChoicePoint or any of ChoicePoint's operations, becomes vested in, or is made subject to the control or direction of, any direct competitor of Equifax, but such termination shall be applicable only with respect to services provided by Equifax to the portion of ChoicePoint's businesses that has been affected by the change in control.

                      (v) By ChoicePoint, upon written notice to Equifax, if for any reason, the ownership or control of Equifax or any of Equifax's operations becomes vested in, or is made subject to the control or direction of, any direct competitor of ChoicePoint, but such termination shall be applicable only with respect to services provided by ChoicePoint to the portion of Equifax's business that has been affected by the change in control.

                  (d) Upon any termination pursuant to Sections 7(b) and 7(c) above, Equifax and ChoicePoint shall be compensated for all services performed to the date of termination in accordance with the provisions of this Agreement, and Equifax and ChoicePoint, as the case may be, will consider hiring certain employees of the other identified by the other prior to the termination to the extent that Equifax or ChoicePoint, as the case may be, does not contract with third parties to provide the services rendered by Equifax or ChoicePoint pursuant to this Agreement.




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         8.   Amendment. This Agreement may be modified or amended only by the agreement of the parties hereto in writing, duly executed by the authorized representatives of each party.

         9. Force Majeure. Any delays in or failure of performance by Equifax or ChoicePoint shall not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of Equifax or ChoicePoint, as the case may be, including, but not limited to: acts of God or the public enemy; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any other causes beyond the reasonable control of Equifax or ChoicePoint, whether or not of the same class or kind as those specifically named above.

         10. Assignment. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

         11. Confidentiality. Each party shall hold and cause its directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such disclosing party or (b) later lawfully acquired after the Effective Time on a non-confidential basis from other sources by the disclosing party), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 11 and be bound by them.

         12. Notices. All notices and communications under this Agreement shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, and (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:



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                           If to Equifax, to:

                                    Equifax Inc.
                                    1600 Peachtree Street, N.W.
                                    Atlanta, GA  30309
                                    Attention:  Bruce S. Richards
                                    Corporate Vice President and General Counsel
                                    Fax:  (404) 885-8682

                                    with a copy to:

                                    Thomas F. Chapman
                                    President and Chief Operating Officer
                                    Equifax Inc.
                                    1600 Peachtree Street, N.W.
                                    Atlanta, GA  30309
                                    Fax:  (404) 885-8766.

                           If to ChoicePoint, to:

                                    ChoicePoint Inc.
                                    1000 Alderman Drive
                                    Alpharetta, GA  30005
                                    Attention:  J. Michael de Janes, Esq.
                                    Fax:  (770) 752-5939

                                    with a copy to:

                                    Derek V. Smith
                                    President and Chief Executive Officer
                                    ChoicePoint Inc.
                                    1000 Alderman Drive
                                    Alpharetta, GA  30005
                                    Fax:  (770) 752-6243.

Either party may, by written notice delivered to the other party in accordance with this Section 12, change the address to which delivery of any notice shall thereafter be made.

         13. Waiver. The failure of either party at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same.

         14. Severability. The provisions of this Agreement are severable and should any provision hereof be void or unenforceable under any applicable law, such provision


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shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void or unenforceable provision were not a part hereof.

         15. Third Party Agreements. Equifax and ChoicePoint recognize that certain technology support services described in the exhibits hereto are provided by third party contractors under specific third party agreements ("Third Party Agreements"). Equifax and ChoicePoint further recognize that the Third Party Agreements may have been entered into by either Equifax or ChoicePoint and that the other receives technology support services as a result of the Third Party Agreements. Equifax and ChoicePoint shall use their respective commercially reasonable efforts to cause the third party providers to continue to provide the technology support to the other under the terms of the Third Party Agreements as in effect as at the Effective Time.

         16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

         17. Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    EQUIFAX INC.

                                    By:/s/ Bruce S. Richards
                                       -----------------------------------------
                                    Name:  Bruce S. Richards
                                    Title: Corporate Vice President and
                                           General Counsel

                                    CHOICEPOINT INC.

                                    By:/s/ Derek V. Smith
                                       -----------------------------------------
                                    Name:  Derek V. Smith
                                    Title: President and Chief Executive Officer


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